Exhibit 99.1

BMHC ANNOUNCES AMENDMENT TO CREDIT FACILITY

SAN FRANCISCO, March 3, 2008 -- Building Materials Holding Corporation (NYSE: BLG), a leading provider of building materials and construction services to professional residential builders and contractors, today announced that it has amended its senior secured credit facility. The amended facility provides for a $200 million revolving line of credit maturing in November 2011 and adjusts the term loan maturity to coincide with the revolver. As of February 29, 2008, there were no borrowings under the revolver and $346 million was outstanding under the term loan. Wells Fargo Bank and J.P. Morgan Securities acted as Joint Lead Arrangers and Joint Book Managers and Wells Fargo Bank served as Administrative Agent for the transaction.

In compliance with its amended lending agreement, BMHC’s Board of Directors has suspended its quarterly cash dividend. This action will allow the Company to save approximately $12 million annually.

BMHC further announced that it will release fourth quarter and fiscal 2007 financial results at market close on Thursday, March 6, 2008. Management will review the quarter and year in a recorded message. The recording will be available by telephone beginning March 6th at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) through Thursday, March 13, 2008. Dial 888-286-8010 (Domestic) or 617-801-6888 (International) and enter pass code 24173239. The recording can also be accessed through BMHC's website at www.bmhc.com.

About BMHC
BMHC, a Fortune 1000 company, is one of the largest providers of building materials and residential construction services in the United States. We serve the homebuilding industry through two subsidiaries: BMC West distributes building materials and manufactures building components for professional builders and contractors in the western and southern states; SelectBuild provides construction services to high-volume production homebuilders in key growth markets across the country. To learn more about BMHC, visit our website at http://www.bmhc.com.

BUSINESS RISKS AND FORWARD-LOOKING STATEMENTS
There are a number of business risks and uncertainties that affect our operations and therefore could cause future results to differ from past performance or expected results. Additional information regarding business risks and uncertainties is contained in Item 1A of our most recent Form 10-K. These risks and uncertainties may include, however are not limited to:
•
demand for and supply of single-family homes which is influenced by changes in the overall condition of the U.S. economy, including interest rates, job formation, consumer confidence and other important factors;

•	our business model;
•	our ability to implement and maintain cost structures that align with revenue trends;
•	compliance with credit facility covenants in an uncertain housing market;
•	changes in the business models of our customers may limit our ability to provide building products and construction services required by our customers;
•	the integration of acquired businesses may not result in anticipated cost savings and revenue synergies being fully realized or may take longer to realize than expected;
•	losses of and changes in customers as well as changes in customer mix;
•	availability of and our ability to attract, train and retain qualified individuals;
•	fluctuations in our costs and availability of sourcing channels for commodity wood products, concrete, steel and other building materials;
•	intense competition;
•	weather conditions including natural catastrophic events;
•	exposure to construction defect and product liability claims as well as other legal proceedings;
•	disruptions in our information systems;
•	actual and perceived vulnerabilities as a result of terrorist activities and armed conflict;
•	costs and/or restrictions associated with federal, state and other regulations; and
•	numerous other matters of a local and regional scale, including those of a political, economic, business, competitive or regulatory nature.
Risks related to our shares may include, however are not limited to:
•	price for our shares may fluctuate significantly; and
•	anti-takeover defenses and certain provisions could prevent an acquisition of our company or limit share price.

Certain statements made in this news release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical or current facts, including statements about our expectations, anticipated financial results and future business prospects are forward-looking statements. While these statements represent our current judgment on what the future may hold and we believe these judgments are reasonable, these statements involve risks and uncertainties that could cause our actual results to differ materially from those in forward-looking statements. These factors include, but are not limited to the risks and uncertainties cited in the above paragraphs. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date of this news release. We undertake no obligation to update forward-looking statements.

CONTACT:	Bill Smartt, Senior Vice President and Chief Financial Officer, or
Mark Kailer, Vice President, Treasurer and Investor Relations Officer,
+1-415-627-9100, both of BMHC; or
Lisa Laukkanen of The Blueshirt Group for BMHC
+1-415-217-4967, lisa@blueshirtgroup.com

Web site: http://www.bmhc.com
(BLG)